EXHIBIT 99.1

Luvu Brands Reports Fiscal 2022 Third Quarter and Nine Month Financial Results

Reports Record Third Quarter Net Sales of $6.8 million; Up 9% from the prior-year third quarter

Atlanta, Georgia, May 16, 2022 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer, and marketer of a portfolio of consumer lifestyle brands, today reported financial results for its fiscal third quarter, which ended March 31, 2022.

Fiscal Third Quarter 2022 Highlights

Three months ended March 31, 2022, as compared to the three months ended March 31, 2021:

•	Net sales increased 9% to a third-quarter record of $6.8 million from $6.2 million.
•	Total gross profit of $1.8 million, an increase from the prior year’s $1.7 million.
•	Gross profit as a percentage of net sales decreased to 27% from 28%.
•	Operating expenses were $1,261,000, an increase of 7%, or approximately $78,000, from the prior year.
•	Net income of $452,000, or $0.01 per share, compared to a net income of $469,000, or $0.01 per share, in the prior year.
•	Adjusted EBITDA was $616,000 for the quarter compared to $621,000 in the prior-year quarter.

First Nine Months of Fiscal 2022 Highlights

Nine months ended March 31, 2022, as compared to the nine months ended March 31, 2021

•	Net sales increased 17% to a record $20.2 million from $17.3 million.
•	Total gross profit of $4.9 million, up from $4.8 million in the prior year.
•	Gross profit as a percentage of net sales at 24%; down from 28% in 2021.
•	Operating expenses were $3.8 million, up 12.5% from the prior year.
•	Net income of $846,000, or $0.01 per share, compared to a net income of $2,263,000, or $0.03 per share, in the prior year.
•	Adjusted EBITDA was $1.3 million for the first nine months compared to $2.7 million in the prior-year first nine months.

Louis Friedman, Chairman and Chief Executive Officer, commented, “At the end of March, we are encouraged by ongoing business performance as we continue to have strong revenue and gross profit expansion. We continue to be positioned to innovate and make great new products with sustainable materials, while lowering our carbon footprint. Our growth initiatives include a multi-channel marketing approach now adding partnerships that allow us to further expand our brand territory with hospitality, contract designers and furniture retailers. We’re excited to be building a global brand; through Orion, one of the largest distributors in Germany, we can now reach Liberator customers in the European Union and the United Kingdom in a matter of days, supported by a strong digital marketing engine. Our commitment to building brand equity grows daily.”

Fiscal Third Quarter 2022 Results

Net sales increased 9% to $6.8 million, compared to $6.2 million in the same year-ago quarter. Sales of Liberator products increased 15% to $3.3 million from $2.8 million in the prior year. Jaxx product sales totaled $1.9 million, up 29% from $1.5 million in the third quarter of the prior fiscal year. Avana products decreased 27% to $735,000 from $1,010,000 in the prior year.

Gross profit for the third quarter totaled $1.8 million, compared to $1.7 million in the prior-year third quarter. Labor costs, raw material costs, and transportation cost increases caused the decline in the gross margin percentage, dropping to 27% from 28% in the prior year.

Operating expenses were approximately 19% of net sales, or approximately $1,261,000, compared to 19% of net sales, or approximately $1,183,000, for the same period in the prior year.

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Net income for the quarter was $452,000, or $0.01 per share, compared to a net income of $469,000, or $0.01 per share in the prior-year third quarter.

Adjusted EBITDA for the three months ended March 31, 2022, was $616,000 compared to $621,000 in the prior-year period.

Cash and cash equivalents on March 31, 2022 totaled $935,000 compared to $977,000 at June 30, 2021.

Working capital increased from $435,000 at June 30, 2021 to $1,228,000 at March 31, 2022.

Financial Outlook

The Company expects revenue to exceed $6 million in the fourth quarter of fiscal 2022, representing 15% year-over-year growth at the year-end.

Conference Call Information

Management will host a conference call at 11:00 a.m. EST on May 17, 2022 to review the results for the third quarter. The Company invites investors and analysts to listen and participate in the call by registering via https://www.webcaster4.com/Webcast/Page/2527/45552. A Q&A session will take place after the formal presentation, which shareholders and other interested parties can partake in through the aforementioned weblink or by dialing 888-506-0062 (international: 973-528-0011) using the participant access code 162601. A recording of the presentation and call will be available on the Company’s investor relations website, www.luvubrands.com, from May 17, 2022, until August 15, 2022.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such forward-looking statements can be identified by the use of words such as ‘‘should,’’ ‘‘may,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘forecasts,’’ ‘‘expects,’’ ‘‘plans,’’ and ‘‘proposes.’’ These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2021, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except that which may be required by law. The information which appears on our websites and our social media platforms is not part of this press release.

Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA and Non-GAAP Operating Margin. As used herein, Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense, and Non-GAAP Operating Margin means Adjusted EBITDA divided by net sales. Management believes that these non-GAAP measures provide useful information about the Company’s operating results. Neither Adjusted EBITDA nor Non-GAAP Operating Margin has been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, gross profit and net income as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

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About Luvu Brands

Luvu Brands, Inc. designs, manufactures, and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass merchants, and specialty retail stores worldwide. Our brands include Liberator®, an iconic product category for enhancing sensuality and intimacy; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery, and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas, and beanbags. As a sustainability-focused Company, we use repurposed polyurethane foam and fabrics wherever possible and vacuum-compress all our foam-based products to reduce our carbon footprint. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company brand sites include: www.liberator.com, www.jaxxliving.com, www.avanacomfort.com, plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:

Alexander Sannikov, CFO

Luvu Brands, Inc.

770-246-6426

alexander.sannikov@luvuBrands.com

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Fiscal 2022 Third Quarter and First Nine Months Results

LUVU BRANDS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

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LUVU BRANDS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

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SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

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